Exhibit 5.1
November 21, 2006
Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Ladies and Gentlemen:
     We have acted as counsel to Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof and to which this opinion is an exhibit. The Registration Statement relates to the registration of 3,117,725 common units (“Common Units”) of the Partnership being offered for resale by the Selling Unitholders. We have also participated in the preparation of the prospectus relating to the Registration Statement and included as a part thereof (the “Prospectus”).
     As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), the Prospectus, the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”), the Certificate of Limited Partnership of the Partnership (the “Certificate”) and such other formation documents and agreements, as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.
     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Common Units offered thereby; (iii) the Common Units will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (iv) a definitive purchase, underwriting or similar agreement with respect to any Common Units offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto.

Vinson & Elkins LLP Attorneys at Law	First City Tower, 1001 Fannin Street, Suite 2500
Austin Beijing Dallas Dubai Hong Kong Houston	Houston, TX 77002-6760
London Moscow New York Shanghai Tokyo Washington	Tel 713.758.2222 Fax 713.758.2346 www.velaw.com

     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:
     1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Act.
     2. The Common Units have been validly issued, fully paid and are non-assessable.
     The opinions expressed herein are qualified in the following respects:
     1. We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.
     2. We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.
     3. This opinion is limited in all respects to federal law of the United States of America and the Delaware Act.
     We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ VINSON & ELKINS L.L.P.
VINSON & ELKINS L.L.P.

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